EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Innovation Pharmaceuticals Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Innovation Pharmaceuticals Inc. and will be retained by Innovation Pharmaceuticals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 10, 2022	By:	/s/ Leo Ehrlich
Leo Ehrlich
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Secretary